                                                                    Exhibit 99.1

PRECISION PARTNERS, INC.
5606 N. MacArthur Blvd.
Suite 760
Irving, TX  75038

                                                           CONTACT: FRANK REILLY
                                                                       EVP & CFO
                                                                  (972) 580-1550
                                                                freilly@pphc.com


                    PRECISION PARTNERS, INC. ANNOUNCES THIRD
                     QUARTER FINANCIAL RESULTS, MANAGEMENT
                      REORGANIZATION AND RESTRUCTURING OF
                               TWO BUSINESS UNITS


         Dallas, TX - November 14, 2000 -- Precision Partners, Inc., a leading supplier of precision machined metal parts, tooling and assemblies, today announced results for the third quarter and nine months ended September 30, 2000. The Company also announced a management reorganization and the restructuring of two of its business units, Galaxy and Certified Fabricators (Certified).

         Net sales for the third quarter of 2000 rose 6.3 percent to $37.6 million from $35.4 million in the comparable period in 1999. The Company generated operating losses of $1.3 million before non-recurring and special charges related to reorganization and restructuring at Galaxy and Certified, compared to an operating loss of $0.2 million in the third quarter of 1999. Before special charges, operating income (loss) plus depreciation and amortization (EBITDA) for the third quarter was a positive $3.3 million versus a positive pro forma $4.3 million during the comparable period in 1999. The Company generated a net loss including special charges of $12.3 million for the third quarter of 2000 compared to a net loss of $2.4 million in the same period of 1999. Pro forma net sales and operating profits for the third quarter of 1999 were $38.2 million and $0.4 million, respectively.

         Net sales for the nine months ended September 30, 2000 were $125.7 million, compared to historical net sales of $81.3 million and pro forma net sales of $107.9 million for the same period in 1999. For the nine months ended September 30, 2000, the Company generated operating income of $3.9 million before the special charges and EBITDA of $16.6 million. For the nine months ended September 30, 1999, the Company had a pro forma operating profit of $7.4 million and pro forma EBITDA of $19.0 million.

         John Raos, President and Chief Executive Officer, said, "Overall sales and backlogs continued strong in the third quarter, with power generation, light truck and business machine component sales continuing to exceed expectations. The third quarter results also reflect a full quarter contribution from Gillette Machine and Tool (Gillette), which was acquired in September 1999. Operating results were negatively impacted by a three week shutdown in September at Galaxy's new engine block facility, a depressed aerospace tooling marketplace, reorganization and severance costs at Galaxy and Certified, as well as more competitive market conditions in the automotive components sector."

         Operating losses before special charges for the third quarter and nine months ended September 30, 2000 included aggregate operating losses of $2.5 million and $7.7 million, respectively, reported by Galaxy and Certified. As a result of the reorganization and restructuring of Galaxy and Certified, the Company incurred a non-cash, after-tax charge of approximately $9.0 million ($10.9 million pre-tax) for the quarter ended September 30, 2000. Additional cash costs of approximately $1.4 million ($1.9 million pre-tax), related to the reorganization and plant consolidation at Galaxy and Certified, are expected to be incurred in the fourth quarter of 2000. These additional costs are expected to be partially offset by the sale of real estate and other assets no longer being utilized by the Company.

         Galaxy's new engine block operation is now under the management of Nationwide Precision Products Corp. (Nationwide), a Precision Partners company headquartered in Rochester, New York, which specializes in long-run production processes for auto and light truck components. Galaxy's other three plants are now under the management of Gillette, also based in Rochester, N.Y., which specializes in short-run precision machined production for the business machine, medical, and railroad switching equipment industries. To improve operational performance, management intends to consolidate the three Galaxy manufacturing operations under Gillette's management into one facility. This consolidation is expected to be completed in the first quarter of 2001 and will reduce Galaxy's total workforce, including workers at the Galaxy plant being managed by Nationwide, by approximately 47 percent, from 117 to 62.

         As a result of the Galaxy reorganization and plant consolidation, the Company incurred a non-cash charge of approximately $5.7 million ($7.5 million pre-tax) for the quarter ended September 30, 2000. The non-cash charge related to a write-down of fixed assets as a result of the closure of the plants, the determination that certain fixed assets were no longer useful in the business, a write-down of inventory carrying value and an impairment of goodwill. Additional cash costs of approximately $1.1 million ($1.5 million pre-tax) are expected to be incurred by the Company in the fourth quarter of 2000 in connection with the closure of the two plants. Management expects these costs to be partially mitigated by the sale of real estate and equipment no longer useful in Galaxy's business.

         Earlier this year, Precision Partners began a similar reorganization at Certified, a Precision Partners company headquartered in California. Since January 1, 2000, Certified's workforce has been reduced by approximately 36 percent, from 127 to 81.

         The Company also further rationalized Certified's product line, resulting in a non-cash after-tax charge of $2.6 million ($3.4 million pre-tax) for the quarter ended September 30, 2000 reflecting an impairment in value of existing equipment. In addition, the Company expects to incur additional cash costs of approximately $300,000 ($400,000 pre-tax) related to the ongoing reorganization and restructuring at Certified in the fourth quarter of 2000.

         On September 11, 2000, Dennis Williams was named President and CEO of Certified Fabricators. Since March 1999, Mr. Williams has held various positions at Certified, most recently as Director of Manufacturing. Prior to 1999, Mr. Williams spent 13 years at the Boeing Commercial Airplane Group.

         Mr. Raos commented "I am encouraged by the already apparent improvements in operations at Certified and our Galaxy operations. Our management teams at Nationwide and Gillette have moved quickly and we are beginning to realize the benefits of the Galaxy restructuring programs put in place. Our new engine block facility has been in production since late September and is currently meeting its agreed schedule of customer delivery requirements. At Certified, continuing cost reductions and a renewed focus on operating performance are also beginning to show promise. We plan to continue to move aggressively in our efforts toward significant improvement in operating income and EBITDA in 2001."

         On September 21, 2000, the Company notified its bank group of its anticipated noncompliance with financial covenants applicable to the third quarter of 2000. In recognition of the reorganization activity and the related $10.9 million charge, on September 30, 2000, the bank group agreed to waive compliance with the financial covenants through December 29, 2000. As of September 30, 2000, the Company had $32.0 million of indebtedness outstanding under its credit facilities.

         Additionally, on November 1, 2000, General Electric Capital Corporation
(GECC) notified the Company that it was in default under a master lease agreement between the parties as a result of the Company's noncompliance with the same financial covenants as those contained in the credit agreement for the third quarter and other unspecified covenants and representations. On November 14, 2000, GECC agreed to waive these defaults through November 30, 2000 on the condition that the parties enter into an amendment to the lease on or prior to such date. As of September 30, 2000, the Company had $18.5 million of operating leases outstanding under the master lease.

         On November 13, 2000, as a result of the existence of the defaults under the GECC master lease agreement discussed above, the bank group notified the Company of additional defaults under the credit facility. On November 14, 2000, the bank group waived these defaults through November 30, 2000 and amended the September 30 waiver to apply only through that date.

         The Company is currently in negotiations with its bank group and GECC and expects to negotiate permanent amendments to its credit agreement and master lease agreement prior to November 30, 2000. In connection with these amendments, the Company expects to receive a $6.0 million equity contribution from its shareholders. The Company has postponed the filing of its quarterly report on Form 10-Q for the third quarter pending the finalization and execution of the amendments.

         Precision Partners, Inc. is a leading supplier of precision machined metal parts, tooling and assemblies for original equipment manufacturers (OEM's). Our broad manufacturing capabilities and highly engineered processes allow us to meet the critical specifications of our customers across a wide range of industries. We have earned "Preferred" or "Qualified" supplier status with most of our customers and are predominately the sole-source supplier to our customers of the parts we manufacture.

                           *   *   *   *   *   *   *

         IN ADDITION TO THE HISTORICAL FINANCIAL INFORMATION CONTAINED HEREIN, THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. A NUMBER OF FACTORS, INCLUDING THOSE IDENTIFIED BELOW, COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO OBTAIN THESE RESULTS: THE COMPANY'S ABILITY TO ATTRACT NEW BUSINESS, THE COMPANY'S ABILITY TO ACQUIRE ADEQUATE RAW MATERIALS AND TO OBTAIN FAVORABLE PRICING FOR SUCH MATERIALS, PRICING PRESSURES FOR THE COMPANY'S PRODUCTS AND SERVICES, INCREASED COMPETITION IN THE PRECISION MACHINING AND OEM MARKETS, THE ABILITY TO CONSUMMATE SUITABLE ACQUISITIONS, THE CONTINUING ABILITY TO EFFECTIVELY INTEGRATE ACQUISITIONS, ECONOMIC FACTORS WHICH AFFECT THE MANUFACTURING INDUSTRY AND CHANGES IN GOVERNMENT REGULATIONS. CERTAIN OF THESE RISKS ARE DESCRIBED IN THE COMPANY'S FORM 10-Q FOR THE SECOND QUARTER OF 2000. COPIES OF THIS REPORT MAY BE OBTAINED VIA THE WORLD WIDE WEB AT WWW.PRECISIONPARTNERSINC.COM.

         THE PRO FORMA FINANCIAL PRESENTATION RESTATES THE NINE MONTHS ENDED SEPTEMBER 30, 1999 TO INCLUDE ALL ACQUISITIONS COMPLETED IN 1999 AS IF THEY HAD OCCURRED AT THE BEGINNING OF THE YEAR. THE ASSUMPTIONS USED IN THE PREPARATION OF THE PRO FORMA FINANCIAL INFORMATION INCLUDE SIGNIFICANT SUBJECTIVE JUDGEMENT ON THE PART OF MANAGEMENT AND PRECISION CANNOT ASSURE YOU THAT ALL INVESTORS WOULD MAKE THE SAME ASSUMPTIONS. EBITDA AND PRO FORMA EBITDA ARE DEFINED AS OPERATING INCOME (LOSS) PLUS DEPRECIATION AND AMORTIZATION. ADDITIONALLY, EBITDA AND PRO FORMA EBITDA ARE NOT A MEASURE OF PERFORMANCE UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. WHILE EBITDA AND PRO FORMA EBITDA SHOULD NOT BE USED IN ISOLATION OR AS A SUBSTITUTE FOR FINANCIAL INFORMATION PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR AS A MEASURE OF PROFITABILITY OR LIQUIDITY, MANAGEMENT BELIEVES THAT IT MAY BE USED BY CERTAIN INVESTORS AS SUPPLEMENTAL INFORMATION TO EVALUATE A COMPANY'S FINANCIAL PERFORMANCE AND ITS ABILITY TO SERVICE ITS DEBT.

                            PRECISION PARTNERS, INC.
            UNAUDITED SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA
                                 (IN THOUSANDS)


                                                 THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                    SEPTEMBER 30,                     SEPTEMBER 30,
                                             ----------------------------     ------------------------------
SELECTED CONSOLIDATED STATEMENT OF
OPERATIONS INFORMATION                           2000            1999             2000             1999
                                             -------------    -----------     --------------    ------------
Net sales                                      $  37,589        $  35,371       $ 125,664         $ 81,301

Operating (loss) income                          (11,483)            (185)         (6,226)           4,620

Net interest expense                              (3,853)          (3,514)        (12,167)          (8,396)

Net loss                                       $ (12,304)       $  (2,380)      $ (14,644)        $ (2,747)



                                                                         SEPTEMBER 30,       DECEMBER 31,
SELECTED CONSOLIDATED BALANCE SHEET INFORMATION                              2000                1999
                                                                       -----------------    ----------------
                                                                                               (audited)

Total assets                                                               $ 194,310          $  206,391

Total net debt *                                                           $ 132,244          $  134,235


Total stockholder's equity                                                  $ 21,497          $   36,132



* Short-term debt plus current installments of long term debt, plus long term debt, less cash. Excludes operating lease obligations of $18.5 million under the GECC master lease agreement which may be partially or totally capitalized as a result of the negotiations with GECC and the bank group.

                            PRECISION PARTNERS, INC.
                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

         The following table sets forth Precision's unaudited selected condensed historical consolidated statement of operations and other information for the three and nine months ended September 30, 2000 and the selected condensed pro forma statement of operations and other pro forma information for the three and nine months ended September 30, 1999. The unaudited pro forma selected condensed consolidated statement of operations for the three and nine months ended September 30, 1999 includes the operations of Mid State and Galaxy for the period and gives effect to the 1999 acquisitions of Nationwide, General Automation, Certified and Gillette, as if the transactions had occurred on January 1, 1999.

                                      THREE MONTHS ENDING                        NINE MONTHS ENDING
                                         SEPTEMBER 30,                             SEPTEMBER 30,
                            ---------------------------------------     ------------------------------------
                                   2000                 1999                 2000                1999
                                                      (PRO FORMA)                             (PRO FORMA)
Net sales                   $  37,589                 $  38,160         $ 125,664             $ 107,862

Operating (loss) income       (11,483)                      380            (6,226)                7,432

Net interest expense           (3,853)                   (3,769)          (12,167)              (11,803)

Net loss                    $ (12,304)                $  (2,567)        $ (14,644)           $   (3,285)

EBITDA:
------
Operating (loss) income     $ (11,483)                $     380         $  (6,226)           $    7,432
Depreciation                    2,944                     2,850             8,848                 8,448
Goodwill amortization           1,664                     1,025             3,804                 3,075
                            ---------                 ----------        ---------            ----------
Total EBITDA                $  (6,875)                $   4,255         $   6,426            $   18,955



                                      THREE MONTHS ENDING                        NINE MONTHS ENDING
                                         SEPTEMBER 30,                             SEPTEMBER 30,
                            ---------------------------------------     ------------------------------------
                                   2000                 1999                 2000                1999
Special Charges:
---------------
Goodwill impairment         $   2,318                 $      ---        $   2,318             $     ---
Fixed asset impairment          4,453                        ---            4,453                   ---
Other assets                    3,383                        ---            3,383                   ---
                            ---------                 ----------        ---------            ----------
Included in Operating
  Income                    $  10,154                        ---         $ 10,154                   ---
Other                             727                        ---              727                   ---
Included in Pre-tax
  Income                    $  10,881                        ---         $ 10,881                   ---



     EBITDA is not a measure of performance under generally accepted accounting principles. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-Q for the quarterly period ended June 30, 2000.

     In addition, the definition of EBITDA used in this report may not be comparable to the definition of EBITDA used by other companies.


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